UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2015

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida		33487
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2015, The GEO Group, Inc. (“GEO”) announced the formal notice by John M. Hurley, GEO’s Senior Vice President and President, GEO Corrections and Detention, of his intention to retire effective February 1, 2016. GEO announced the appointment of J. David Donahue to the role of Senior Vice President, U.S. Corrections and Detention, effective February 1, 2016 upon Mr. Hurley’s retirement.

Mr. Hurley will be entitled to receive his retirement payment of approximately $130,000 annually under the terms of the Senior Officer Retirement Plan.

Mr. Donahue joined GEO in September 2009 as Regional Vice President, Eastern Region. Prior to joining GEO, he had a distinguished career in corrections, including serving as Deputy Commissioner of the Kentucky Department of Corrections, Warden of the Kentucky State Reformatory in LaGrange, Kentucky and Commissioner of the Indiana Department of Corrections.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

November 24, 2015	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

2